Exhibit 99.1

Apollo Medical Holdings, Inc. Reports Third Quarter 2023 Results

Company to Host Conference Call on Tuesday, November 7, 2023, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., November 7, 2023 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the third quarter ended September 30, 2023.

“I’m pleased to report strong third quarter performance with total revenue up 10% and capitated revenue up 34% compared to a year ago. We delivered a 15% adjusted EBITDA margin, we narrowed our guidance range for the full year, and we ended the third quarter well-positioned to generate sustainable and profitable growth going forward,” said Brandon Sim, Co-Chief Executive Officer of ApolloMed.

“Today, we also announced our intent to acquire assets relating to Community Family Care Medical Group, which currently manages total cost of care for over 200,000 members, diversifying our membership mix and providing us a pathway to expand our value-based Care Partners business. Additionally, we announced two other provider group partnerships this quarter, which bring a combined membership of approximately 30,000, and our total number of provider group partnerships signed this year so far to five,” continued Mr. Sim.

Mr. Sim concluded, “During the third quarter, we continued to make strong progress against our key operational goals, successfully managing our value-based care population, and delivering high-quality care. Our platform’s momentum is accelerating as we work towards our mission of ensuring that everyone across the country has access to high-quality and high-value healthcare, and I am very excited about our opportunities ahead.”

Financial Highlights for Third Quarter Ended September 30, 2023:

All comparisons are to the quarter ended September 30, 2022 unless otherwise stated.

•	Total revenue of $348.2 million, up 10% from $317.0 million

•	Care Partners revenue of $326.5 million, up 11% from $293.6 million

•	Net income attributable to ApolloMed of $22.1 million, compared to $23.2 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.47, compared to $0.50 per share

•	Adjusted EBITDA of $52.0 million, compared to $57.1 million

Financial Highlights for Nine Months Ended September 30, 2023:

All comparisons are to the nine months ended September 30, 2022 unless otherwise stated.

•	Total revenue of $1,033.6 million, up 22% from $850.0 million

•	Care Partners revenue of $966.4 million, up 24% from $782.2 million

•	Net income attributable to ApolloMed of $48.4 million, compared to $48.9 million

•	EPS-diluted of $1.03, compared to $1.06 per share

•	Adjusted EBITDA of $117.6 million, compared to $116.4 million

Recent Operating Highlights:

•	On November 3, 2023, the Company entered into a Third Amendment to the Amended and Restated Credit Agreement which provides a new term loan to the Company in an aggregate amount of up to $300.0 million. This increases the Company’s facility to $700.0 million with our existing $400.0 million revolver. Pursuant to the Third Amendment, among other changes, ApolloMed (i) increased the maximum levels of certain forms of permitted indebtedness, (ii) increased the maximum levels of certain forms of restricted payments, including the ability to pursue certain specified share repurchases (up to $300 million) subject to certain conditions and (iii) increased the maximum levels for certain permitted investments.

•	On November 6, 2023, the Company entered into a stock repurchase agreement with Allied Physicians of California, a Professional Medical Corporation (“APC”), to repurchase approximately $100.0 million of the Company’s common stock from APC. The Company intends to finance the share repurchase with borrowings under its Third Amendment to the Amended and Restated Credit Agreement.

•	On November 7, 2023, the Company announced that it and its affiliated professional entity have entered into an agreement to acquire assets relating to Community Family Care Medical Group IPA, Inc. (“CFC”), including the CFC independent physician association, the CFC Health Plan and CFC’s management services organization entities. CFC manages the healthcare of over 200,000 members in the Los Angeles, California area, serving patients across Medicare, Medicaid, and Commercial payers and has a Restricted Knox Keene (“RKK”) license for Medicaid members. The Company intends to finance the acquisition with cash on hand and borrowings under its Third Amendment to the Amended and Restated Credit Agreement. The CFC acquisition remains subject to customary closing conditions.

•	On November 7, 2023, the Company announced a partnership with Associated Hispanic Physicians, a group of over 150 primary care providers and over 450 specialists in Los Angeles with around 25,000 Medicaid, Medicare, and Commercial members in value-based care arrangements, in order to support their group with our Care Enablement offering. We expect Associated Hispanic Physicians’ providers will be onboarded onto our Care Enablement platform by March of 2024.

•	On November 7, 2023, the Company announced its expanded relationship with Advantage Health Network, a group of approximately 15 primary care providers and several hundred specialists in Los Angeles which supports around 4,500 Medicaid, Medicare, and Commercial members in value-based care arrangements. As part of the partnership, Advantage’s providers are slated to join our Care Partners business. We also acquired five primary care clinics in the Advantage Health Network, which will be integrated into our Care Delivery business.

•	On November 7, 2023, the Company announced its strategic partnership with Wider Circle, a peer-based community health organization working with payers and providers to connect neighbors for better health. Under this partnership, the two organizations will provide comprehensive patient-centered care and Enhanced Care Management for Medicaid members with complex needs, an integral component of the California Advancing and Innovating Medi-Cal, or CalAIM, initiative.

Segment Results for the Third Quarter Ended September 30, 2023:

	Three Months Ended September 30, 2023
($ in thousands)	Care Partners	Care Delivery	Care Enablement	Other	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$326,499	$29,261	$36,910	$294	$(44,791)	$—	$348,173
% change vs. prior year quarter	11%	18%	22%

Cost of services	279,769	25,647	13,658	76	(43,775)	—	275,375
General and administrative(1)	6,390	4,649	16,804	875	(2,086)	7,083	33,715
Total expenses	286,159	30,296	30,462	951	(45,861)	7,083	309,090

Income (loss) from operations	$40,340	$(1,035)	$6,448	$(657)	$1,070 (2)	$(7,083)	$39,083
% change vs. prior year quarter	(13)%	(133)%	27%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

Guidance:

ApolloMed is narrowing its full-year 2023 guidance. The net income and EBITDA guidance ranges below include the impact of the excluded assets held by APC, which are solely for the benefit of APC and its shareholders. Any gains or losses associated with these excluded assets do not have an impact on Adjusted EBITDA and earnings per share — diluted. These guidance ranges are based on the Company’s existing business, current view of existing market conditions, and assumptions for the year ending December 31, 2023.

($ in millions)	2023 Guidance Range		2023 Guidance Range
	(as of November 7, 2023)		(as of February 23, 2023)
	Low	High	Low	High
Total revenue	$1,340.0	$1,390.0	$1,300.0	$1,500.0
Net income	$59.5	$71.5	$49.5	$71.5
EBITDA	$114.5	$129.5	$89.5	$129.5
Adjusted EBITDA	$135.0	$150.0	$120.0	$160.0
EPS – diluted	$1.10	$1.20	$0.95	$1.20

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

ApolloMed will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Tuesday, November 7, 2023), during which management will discuss the results of the third quarter ended September 30, 2023. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free): +1 (866) 682-6100

International (Toll): +1 (862) 298-0702

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=woZLVfk8.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to ApolloMed’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 41,048 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed’s common stock owned by Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver outcomes-based medical care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed’s subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2023, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and successful implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation, the risk factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, and any subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Restatement

In connection with a review of the Company’s income tax filing structure, the Company identified unintentional errors in its accounting for the income tax effects of certain intercompany dividends and certain net operating losses, which resulted in an understatement of income tax expense in prior periods and also had an impact on purchase accounting (goodwill) as a portion of the net operating losses affected by the errors pertained to acquisitions in prior periods. As a result of the errors, the Company has restated the December 31, 2022 consolidated balance sheet and the consolidated statement of operations for each of the three and nine months ended September 30, 2022.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@apollomed.net

Asher Dewhurst, ICR Westwicke

ApolloMedIR@westwicke.com

APOLLO MEDICAL HOLDINGS, INC.

 CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2023	December 31, 2022
	(Unaudited)	As restated
Assets

Current assets
Cash and cash equivalents	$273,941	$288,027
Investments in marketable securities	3,021	5,567
Receivables, net	95,892	49,631
Receivables, net – related parties	86,948	65,147
Other receivables	1,501	1,834
Prepaid expenses and other current assets	13,953	14,798
Loans receivable	973	996
Loan receivable – related party	—	2,125

Total current assets	476,229	428,125

Non-current assets
Land, property, and equipment, net	128,575	108,536
Intangible assets, net	74,209	76,861
Goodwill	275,528	269,053
Income taxes receivable, non-current	15,943	15,943
Loan receivable, non-current	25,040	—
Investments in other entities – equity method	44,428	40,299
Investments in privately held entities	2,896	896
Restricted cash, non-current	345	—
Operating lease right-of-use assets	21,482	20,444
Other assets	8,586	6,056

Total non-current assets	597,032	538,088

Total assets(1)	$1,073,261	$966,213

Liabilities, mezzanine equity and equity

Current liabilities

Accounts payable and accrued expenses	$53,136	$49,562
Fiduciary accounts payable	6,257	8,065
Medical liabilities	97,519	81,255
Income taxes payable	30,112	4,279
Dividend payable	638	664
Finance lease liabilities	655	594
Operating lease liabilities	3,528	3,572

	September 30, 2023	December 31, 2022
Current portion of long-term debt	2,991	619
Other liabilities	8,121	—
Total current liabilities	202,957	148,610

Non-current liabilities
Deferred tax liability	12,145	14,217
Finance lease liabilities, net of current portion	1,195	1,275
Operating lease liabilities, net of current portion	21,006	19,915
Long-term debt, net of current portion and deferred financing costs	206,213	203,389
Other long-term liabilities	14,105	20,260

Total non-current liabilities	254,664	259,056

Total liabilities(1)	457,621	407,666

Mezzanine equity
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation	17,931	14,237

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 46,607,356 and 46,575,699 shares issued and outstanding, excluding 10,569,340 and 10,299,259 treasury shares, at September 30, 2023, and December 31, 2022, respectively	47	47
Additional paid-in capital	362,889	360,097
Retained earnings	230,778	182,417
Total stockholders’ equity	593,714	542,561

Non-controlling interest	3,995	1,749

Total equity	597,709	544,310

Total liabilities, mezzanine equity and equity	$1,073,261	$966,213

(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $554.0 million and $523.7 million as of September 30, 2023 and December 31, 2022, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $142.4 million and $131.8 million as of September 30, 2023 and December 31, 2022, respectively. The VIE balances do not include $317.7 million of investment in affiliates and $16.3 million of amounts due to affiliates as of September 30, 2023 and $304.8 million of investment in affiliates and $30.3 million of amounts due from affiliates as of December 31, 2022 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
		(Restated)		(Restated)
Revenue
Capitation, net	$305,678	$227,571	$906,430	$677,253
Risk pool settlements and incentives	15,022	64,849	48,605	101,717
Management fee income	9,898	10,030	32,287	30,487
Fee-for-service, net	15,892	12,859	41,216	35,694
Other revenue	1,683	1,692	5,087	4,804

Total revenue	348,173	317,001	1,033,625	849,955

Operating expenses
Cost of services, excluding depreciation and amortization	275,375	240,768	857,648	691,566
General and administrative expenses	29,410	21,388	74,648	53,224
Depreciation and amortization	4,305	4,754	12,846	13,480

Total expenses	309,090	266,910	945,142	758,270

Income from operations	39,083	50,091	88,483	91,685

Other income (expense)
(Loss) income from equity method investments	(2,104)	1,452	3,104	4,397
Interest expense	(3,779)	(2,422)	(10,680)	(5,348)
Interest income	3,281	223	9,617	690
Unrealized loss on investments	(342)	(6,763)	(5,875)	(17,591)
Other income (expense)	1,876	(1,318)	4,265	2,328

Total other (expense) income, net	(1,068)	(8,828)	431	(15,524)

Income before provision for income taxes	38,015	41,263	88,914	76,161

Provision for income taxes	10,042	17,366	30,971	29,537

Net income	27,973	23,897	57,943	46,624

Net income (loss) attributable to non-controlling interest	5,914	712	9,582	(2,275)

Net income attributable to Apollo Medical Holdings, Inc.	$22,059	$23,185	$48,361	$48,899

Earnings per share – basic	$0.47	$0.52	$1.04	$1.09

Earnings per share – diluted	$0.47	$0.50	$1.03	$1.06

Weighted average shares used in computing earnings per share:
Basic	46,547,502	44,946,725	46,527,350	44,795,295
Diluted	46,920,607	46,152,536	46,881,567	45,993,001

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2023		2022	2023		2022
			(Restated)			(Restated)
Net income	$27,973		$23,897	$57,943		$46,624
Interest expense	3,779		2,422	10,680		5,348
Interest income	(3,281)		(223)	(9,617)		(690)
Provision for income taxes	10,042		17,366	30,971		29,537
Depreciation and amortization	4,305		4,754	12,846		13,480
EBITDA	42,818		48,216	102,823		94,299

Income from equity method investments	2,016		(1,469)	(3,160)		(4,358)
Other, net	1,723	(1)	1,382 (2)	1,507	(1)	1,382 (2)
Stock-based compensation	5,706		3,502	13,364		10,477
APC excluded assets costs	(289	)(3)	5,505	3,039	(3)	14,574
Adjusted EBITDA	$51,974		$57,136	$117,573		$116,374

(1) Other, net for the three and nine months ended September 30, 2023 relates to transaction costs incurred for our investments and tax restructuring fees and non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests, changes in the fair value of our contingent liabilities, and changes in the fair value of the Company's Collar Agreement.

(2) Other, net for the three and nine months ended September 30, 2022 relates to transaction costs incurred, net of the write-off related to APCMG contingent consideration to reflect the fair value as of September 30, 2022.

(3) Certain APC minority interests where APC owns the asset but not the right to the dividends is reclassified from APC excluded asset costs to income from equity method investments

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2023 Guidance Range		2023 Guidance Range
	(as of November 7, 2023)		(as of February 23, 2023)
(in thousands)	Low	High	Low	High
Net income	$59,500	$71,500	$49,500	$71,500
Interest expense	1,500	1,500	1,000	1,000
Provision for income taxes	36,500	39,500	23,000	38,000
Depreciation and amortization	17,000	17,000	16,000	19,000
EBITDA	114,500	129,500	89,500	129,500

Loss (income) from equity method investments	(4,500)	(4,500)	(750)	(750)
Other, net	1,000	1,000	3,250	3,250
Stock-based compensation	20,000	20,000	16,000	16,000
APC excluded assets costs	4,000	4,000	12,000	12,000
Adjusted EBITDA	$135,000	$150,000	$120,000	$160,000

Use of Non-GAAP Financial Measures

This Quarterly Report on Form 10-Q contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. Beginning in the third quarter ended September 30, 2022, the Company has revised the calculation for Adjusted EBITDA to exclude provider bonus payments and losses from recently acquired IPAs, which it believes to be more reflective of its business.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.